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                                                                    EXHIBIT 5.01

            [LETTERHEAD OF LEWIS, D'AMATO, BRISBOIS & BISGAARD LLP]
                               November 21, 1997

Shopping.com
2101 E. Coast Highway
Garden Level
Corona Del Mar, CA 92625

        Re:  SHOPPING.COM
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              REGISTRATION STATEMENT ON FORM SB-2
              (REGISTRATION NO. 333-36215)

Ladies and Gentlemen:

        We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission (The "Commission") on September 24, 1997 (Registration No. 333-36215), as amended by Amendment No. 1 to Form SB-2 filed by you with the Commission on October 31, 1997 and, as amended by Amendment No. 2 to Form SB-2 filed by you with the Commission on Novemver 21, 1997 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,610,000 shares (the "Shares") of Common Stock, including 210,000 shares of Common Stock to cover over-allotments (the "Option Shares"). The Shares are to sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and the Option Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required:

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Shopping.com
November 21, 1997
Page 2

          (a) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company; and

          (b) the Company has an authorized capital stock as set forth under the heading "CAPITALIZATION" in the Prospectus; other than as disclosed in the Registration Statement and the Prospectus: (i) there are no outstanding options, warrants, or other rights calling for the issuance of, and no commitment, plan or arrangement to issue or register, any share of capital stock of the Company; (ii) all of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (iii) the shares have been duly authorized by all necessary corporate action of the Company, and, when issued and delivered to and paid for, will be validly issued, fully paid and nonassessable; (iv) no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and (v) no holders of securities of the Company are entitled to have such securities registered under the Registration Statement.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

          In rendering such opinion counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. Such opinion may be limited to the laws of the United States, the laws of the State of California and the General Corporation Law of the State of California. In addition, such opinion may be limited by such other disclaimers and qualifications as are customary and appropriate for such opinions.

                                     Very truly yours,

                                     /s/ LEWIS, D'AMATO, BRISBOIS & BISGAARD LLP

                                     LEWIS, D'AMATO, BRISBOIS & BISGAARD LLP

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Enclosure